Exhibit (k)(i)

AMENDMENT TO THE

AMENDED AND RESTATED SERVICE AGREEMENT

AMENDMENT made as of the 22nd day of August, 2023 is made to the Amended and Restated Service Agreement dated June 24, 2021, as amended (the “Agreement”), by and between the trusts listed in Appendix A (the “Trusts”), and John Hancock John Hancock Investment Management LLC (“John Hancock”).

WHEREAS, the parties to the Agreement desire to amend Appendix A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth. and intending to be legally bound. the parties agree the Agreement shall be amended as follows:

1.	CHANGE IN APPENDIX A:

Appendix A of the Agreement is hereby amended and restated to account for the addition of one new Trust, Manulife Private Credit Plus Fund.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

BY ALL THE TRUSTS LISTED IN APPENDIX A

By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President

Appendix A

John Hancock Asset-Based Lending Fund

John Hancock Bond Trust

On behalf of each of its series

John Hancock Capital Series

On behalf of each of its series (except John Hancock U.S. Global Leaders Growth Fund)

John Hancock Current Interest

On behalf of each of its series

John Hancock Funds II

On behalf of each of its series

John Hancock Funds III

On behalf of each of its series

John Hancock Hedged Equity &Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

On behalf of each of its series

John Hancock Investment Trust II

On behalf of each of its series

John Hancock Investors Trust

John Hancock Municipal Securities Trust

On behalf of each of its series

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Sovereign Bond Fund

On behalf of each of its series

John Hancock Strategic Series

On behalf of each of its series

A-1

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Collateral Trust

John Hancock Exchange-Traded Fund Trust

On behalf of each of its series

Manulife Private Credit Plus Fund

A-2